Exhibit 10.24

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

PUBLIC HEALTH SERVICE

PATENT LICENSE AGREEMENT - EXCLUSIVE

This Agreement is based on the model Patent License Exclusive Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“MS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

The National Cancer Institute

an Institute or Center (hereinafter referred to as the “IC”) of the

NIH

and

AbPro Corporation

hereinafter referred to as the “Licensee”,

having offices at 65 Cummings Park, Woburn, MA 01801,

created and operating under the laws of Delaware.

Tax ID No.: 20-1546491

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For the IC internal use only:

License Number: L-329-2017/0

License Application Number: A-301-2017

Serial Number(s) of Licensed Patent(s) or Patent Application(s):

1.	U.S. Provisional Patent Application 61/654,232 [HHS Ref. E-136-2012/0-US-01];

2.	PCT Patent Application PCT/US2013/043633 [HHS Re£ E-136-2012/0-PCT-02];

3.	Chinese Patent Application 201380039993.7 [HHS Ref. E-136-2012/0-CN-03];

4.	Japanese Patent Application 2015-515243 [HHS Ref. E-136-2012/0-JP-04];

5.	South Korean Patent Application 10-2014-7037046 [HHS Ref. E-136-2012/0-KR-05];

6.	Singapore Patent Application 11201407972R [HHS Ref. E-136-2012/0-SG-06]; and

7.	United States Patent 9,409,994 [HHS Ref. E-136-2012/0-US-07].

Cooperative Research and Development Agreement (CRADA) Number (if a subject invention): None

Additional Remarks: None

Public Benefit(s): The public will benefit from the development of a new therapeutic to treat hepatocellular carcinoma. Hepatocellular carcinoma is the third leading cause of cancer-related deaths, and approximately five hundred thousand (500,000) patients are afflicted with HCC each year, so there is a significant population that needs new and effective cancer therapies.

This Patent License Agreement, hereinafter referred to as the “Agreement”, consists of this Cover Page, an attached Agreement, a Signature Page, Appendix A (List of Patent(s) or Patent Application(s)), Appendix B (Fields of Use and Territory), Appendix C (Royalties), Appendix D (Benchmarks and Performance), Appendix E (Commercial Development Plan), Appendix F (Example Royalty Report), and Appendix G (Royalty Payment Options).

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The IC and the Licensee agree as follows:

1.	BACKGROUND

1.1	In the course of conducting biomedical and behavioral research, the IC investigators made inventions that may have commercial applicability.

1.2

By assignment of rights from IC employees and other inventors, HIS, on behalf of the Government, owns intellectual property rights claimed in any United States or foreign patent applications or patents corresponding to the assigned inventions. HHS also owns any tangible embodiments of these inventions actually reduced to practice by the IC.

1.3	The Secretary of HHS has delegated to the IC the authority to enter into this Agreement for the licensing of rights to these inventions.

1.4	The IC desires to transfer these inventions to the private sector through commercialization licenses to facilitate the commercial development of products and processes for public use and benefit.

1.5	The Licensee desires to acquire commercialization rights to certain of these inventions in order to develop processes, methods, or marketable products for public use and benefit.

2.	DEFINITIONS

2.1

“Additional License” means an exclusive or non-exclusive license that includes the Licensed Patent Rights and is granted to a Third Party who is responsible for paying a share of patent expenses, and wherein the exclusive or non-exclusive license has a licensed field(s) of use directed to therapeutic applications. Additional License specifically excludes exclusive or non-exclusive licenses directed solely to evaluation, internal research use or commercialization of research reagents.

2.2

“Affiliate(s)” means a corporation or other business entity, which directly or indirectly is controlled by or controls, or is under common control with the Licensee. For this purpose, the term “control” shall mean ownership of more than fifty percent (50%) of the voting stock or other ownership interest of the corporation or other business entity, or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other business entity.

2.3	“Benchmarks” mean the performance milestones that are set forth in Appendix D.

2.4	“Commercial Development Plan” means the written commercialization plan attached as Appendix E.

2.5	“CRADA” means a Cooperative Research and Development Agreement.

2.6

“Fair Value” means the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date; for the calculation of assignment royalty, the measurement date for Fair Value shall be the date when all parties to the assignment have signed the assignment.

2.7	“FDA” means the Food and Drug Administration.

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2.8

“First Commercial Sale” means the initial transfer by or on behalf of the Licensee or its sublicensees of the Licensed Products or the initial practice of a Licensed Process by or on behalf of the Licensee or its sublicensees in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales.

2.9	“Government” means the Government of the United States of America.

2.10	“Licensed Fields of Use” means the fields of use identified in Appendix B.

2.11	“Licensed Patent Rights” shall mean:

(a)

Patent applications (including provisional patent applications and PCT patent applications) or patents listed in Appendix A, all divisions and continuations of these applications, all patents issuing from these applications, divisions, and continuations, and any reissues, reexaminations, and extensions of these patents;

(b)	to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.11(a):

(i)	continuations-in-part of 2.11(a);

(ii)	all divisions and continuations of these continuations-in-part;

(iii)	all patents issuing from these continuations-in-part, divisions, and continuations;

(iv)	priority patent application(s) of 2.11(a); and

(v)	any reissues, reexaminations, and extensions of these patents;

(c)

to the extent that the following contain one or more claims directed to the invention or inventions disclosed in 2.11(a): all counterpart foreign and U.S. patent applications and patents to 2.11(a) and 2.11(b), including those listed in Appendix A; and

(d)	Licensed Patent Rights shall not include 2.11(b) or 2.11(c) to the extent that they contain one or more claims directed to new matter which is not the subject matter disclosed in 2.11(a).

2.12

“Licensed Processes” means processes which, in the course of being practiced, would be within the scope of one or more unexpired claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.13

“Licensed Products” means tangible materials which, in the course of manufacture, use, sale, or importation, would be within the scope of one or more unexpired claims of the Licensed Patent Rights that have not been held unpatentable, invalid or unenforceable by an unappealed or unappealable judgment of a court of competent jurisdiction.

2.14	“Licensed Territory” means the geographical area identified in Appendix B.

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2.15

“Net Sales” means the total gross receipts for sales of Licensed Products or practice of Licensed Processes by or on behalf of the Licensee or its sublicensees, and from leasing, renting, or otherwise making the Licensed Products available to others without sale or other dispositions, whether invoiced or not, less returns and allowances, packing costs, insurance costs, freight out, taxes or excise duties imposed on the transaction (if separately invoiced), and wholesaler and cash discounts in amounts customary in the trade to the extent actually granted. No deductions shall be made for commissions paid to individuals, whether they are with independent sales agencies or regularly employed by the Licensee, or sublicensees, and on its payroll, or for the cost of collections.

2.16

“Practical Application” means to manufacture in the case of a composition or product, to practice in the case of a process or method, or to operate in the case of a machine or system; and in each case, under these conditions as to establish that the invention is being utilized and that its benefits are to the extent permitted by law or Government regulations available to the public on reasonable terms.

2.17	“Pro Rata Share” means one of the following:

(a)

in instances where the Additional License(s) granted by IC recover a pre-determined percentage of patent costs, one hundred percent (100%) of patent prosecution costs minus the percentage of patent prosecution costs recovered by the Additional License(s) which recover a pre-determined percentage of patent costs. For example, if IC has granted an Additional License which recovers twenty percent (20%) of patent prosecution costs, then the Pro Rata Share would be one hundred percent (100%) minus twenty percent (20%), or eighty percent (80%);

(b)

in instances where the Additional Licenses granted by IC recover a full Pro Rata Share of patent prosecution costs, one (1) minus the value derived from the number of Additional Licenses granted by IC which recover a full Pro Rata Share of patent prosecution costs divided by the total number of licenses granted by IC which recover a full Pro Rata Share of patent prosecution costs. For example, if IC has granted 4 Additional Licenses which recover a full Pro Rata Share of patent prosecution costs, then the Pro Rata Share would be, one (1) minus [four (4) divided by five (5)1, or one fifth (1/5); or

(c)

in instances where the Additional Licenses are granted according to the definition of both 2.17(a) and 2.17(b), the Pro Rata Share paid by Licensee will be the value derived from the Pro Rata Share as determined under paragraph 2.17(a) multiplied by the value derived from the Pro Rata Share as determined under paragraph 2.17(b). For example, if two (2) Additional Licenses are granted wherein one (1) Additional License recovers twenty percent (20%) of patent prosecution costs and one (1) Additional License recovers a full Pro Rata Share of patent prosecution costs, the Pro Rata Share would be (one hundred percent (100%) minus twenty percent (20%)) multiplied by (one (1) minus (one (1) divided by two (2))), or eighty percent (80%) multiplied by one half (1/2), equaling forty percent (40%).

2.18

“Research License” means a nontransferable, nonexclusive license to make and to use the Licensed Products or the Licensed Processes as defined by the Licensed Patent Rights for purposes of research and not for purposes of commercial manufacture or distribution or in lieu of purchase.

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2.19	“Third Party” means a person or entity other than (i) Licensee or any of its Affiliates or sublicensees and (ii) IC.

3.	GRANT OF RIGHTS

3.1

The IC hereby grants and the Licensee accepts, subject to the terms and conditions of this Agreement, an exclusive license under the Licensed Patent Rights in the Licensed Territory to make and have made, to use and have used, to sell and have sold, to offer to sell, and to import any Licensed Products in the Licensed Fields of Use and to practice and have practiced any Licensed Process(es) in the Licensed Fields of Use.

3.2

Licensee agrees to amend this Agreement no later than 1 January 2019 to select a lead candidate for development. This amendment will include the modification of the Licensed Field of Use to specify only the lead candidate selected out of the three anti-GPC3 monoclonal antibodies currently within the Licensed Field of Use. If Licensee does not amend or terminate this Agreement by 1 January 2019, Licensee will be responsible for payment of extension royalties as set forth in Paragraph 6.13.

3.3

This Agreement confers no license or rights by implication, estoppel, or otherwise under any patent applications or patents of the IC other than the Licensed Patent Rights regardless of whether these patents are dominant or subordinate to the Licensed Patent Rights.

4.	SUBLICENSING

4.1

Upon written approval, which shall include prior review of any sublicense agreement by the IC and which shall not be unreasonably withheld, the Licensee may enter into sublicensing agreements under the Licensed Patent Rights.

4.2

The Licensee agrees that any sublicenses granted by it shall provide that the obligations to the IC of Paragraphs 5.1-5.4, 8.1, 10.1, 10.2, 12.5, and 13.8-13.10 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. The Licensee further agrees to attach copies of these Paragraphs to all sublicense agreements.

4.3

Any sublicenses granted by the Licensee shall provide for the termination of the sublicense, or the conversion to a license directly between the sublicensees and the IC, at the option of the sublicensee, upon termination of this Agreement under Article 13. This conversion is subject to the IC approval and contingent upon acceptance by the sublicensee of the remaining provisions of this Agreement.

4.4

The Licensee agrees to forward to the IC a complete copy of each fully executed sublicense agreement postmarked within thirty (30) days of the execution of the agreement. To the extent permitted by law, the IC agrees to maintain each sublicense agreement in confidence.

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5.	STATUTORY AND NIH REQUIREMENTS AND RESERVED GOVERNMENT RIGHTS

5.1 (a)

the IC reserves on behalf of the Government an irrevocable, nonexclusive, nontransferable, royalty-free license for the practice of all inventions licensed under the Licensed Patent Rights throughout the world by or on behalf of the Government and on behalf of any foreign government or international organization pursuant to any existing or future treaty or agreement to which the Government is a signatory. Prior to the First Commercial Sale, the Licensee agrees to provide the IC with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for IC research use; and

(b)

in the event that the Licensed Patent Rights are Subject Inventions made under CRADA, the Licensee grants to the Government, pursuant to 15 U.S.C. §3710a(b)(1)(A), a nonexclusive, nontransferable, irrevocable, paid-up license to practice the Licensed Patent Rights or have the Licensed Patent Rights practiced throughout the world by or on behalf of the Government. In the exercise of this license, the Government shall not publicly disclose trade secrets or commercial or financial information that is privileged or confidential within the meaning of 5 U.S.C. §552(b)(4) or which would be considered as such if it had been obtained from a non-Federal party. Prior to the First Commercial Sale, the Licensee agrees to provide the IC with reasonable quantities of the Licensed Products or materials made through the Licensed Processes for IC research use.

5.2

The Licensee agrees that products used or sold in the United States embodying the Licensed Products or produced through use of the Licensed Processes shall be manufactured substantially in the United States, unless a written waiver is obtained in advance from the IC.

5.3

The Licensee acknowledges that the IC may enter into future CRADAs under the Federal Technology Transfer Act of 1986 that relate to the subject matter of this Agreement. The Licensee agrees not to unreasonably deny requests for a Research License from future collaborators with the IC when acquiring these rights is necessary in order to make a CRADA project feasible. The Licensee may request an opportunity to join as a party to the proposed CRADA.

5.4 (a)

in addition to the reserved license of Paragraph 5.1, the IC reserves the right to grant Research Licenses directly or to require the Licensee to grant Research Licenses on reasonable terms. The purpose of these Research Licenses is to encourage basic research, whether conducted at an academic or corporate facility. In order to safeguard the Licensed Patent Rights, however, the IC shall consult with the Licensee before granting to commercial entities a Research License or providing to them research samples of materials made through the Licensed Processes; and

(b)

in exceptional circumstances, and in the event that the Licensed Patent Rights are Subject Inventions made under a CRADA, the Government, pursuant to 15 U.S.C. §3710a(b)(1)(B), retains the right to require the Licensee to grant to a responsible applicant a nonexclusive, partially exclusive, or exclusive sublicense to use the Licensed Patent Rights in the Licensed Field of Use on terms that are reasonable under the circumstances, or if the Licensee fails to grant this license, the Government retains the right to grant the license itself. The exercise of these rights by the Government shall only be in exceptional circumstances and only if the Government determines:

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(0	the action is necessary to meet health or safety needs that are not reasonably satisfied by the Licensee;

(ii)	the action is necessary to meet requirements for public use specified by Federal regulations, and these requirements are not reasonably satisfied by the Licensee; or

(iii)	the Licensee has failed to comply with an agreement containing provisions described in 15 U.S.C. §3710a(c)(4)(B); and

(c)	the determination made by the Government under this Paragraph 5.4 is subject to administrative appeal and judicial review under 35 U.S.C. §203(b).

6.	ROYALTIES AND REIMBURSEMENT

6.1	The Licensee agrees to pay the IC a noncreditable, nonrefundable license issue royalty as set forth in Appendix C.

6.2	The Licensee agrees to pay the IC a nonrefundable minimum annual royalty as set forth in Appendix C.

6.3	The Licensee agrees to pay the IC earned royalties as set forth in Appendix C.

6.4	The Licensee agrees to pay the IC benchmark royalties as set forth in Appendix C.

6.5	The Licensee agrees to pay the IC sublicensing royalties as set forth in Appendix C.

6.6

A patent or patent application licensed under this Agreement shall cease to fall within the Licensed Patent Rights for the purpose of computing earned royalty payments in any given country on the earliest of the dates that:

(a)	the application has been abandoned and not continued;

(b)	the patent expires or irrevocably lapses, or

(c)	the patent has been held to be invalid or unenforceable by an unappealed or unappealable decision of a court of competent jurisdiction or administrative agency.

6.7	No multiple royalties shall be payable because any Licensed Products or Licensed Processes are covered by more than one of the Licensed Patent Rights.

6.8

On sales of the Licensed Products by the Licensee to sublicensees or on sales made in other than an arms-length transaction, the value of the Net Sales attributed under this Article 6 to this transaction shall be that which would have been received in an arms-length transaction, based on sales of like quantity and quality products on or about the time of this transaction.

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6.9

With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC prior to the effective date of this Agreement, the Licensee shall pay the IC, as an additional royalty, as follows:

(a)

No later than sixty (60) days following the IC’s submission of a statement and request for payment to the Licensee, an amount equivalent to thirty four percent (34%) of the expenses paid by the IC prior to the effective date of this Agreement;

(b)

No later than sixty (60) days following the earliest to occur of (i) the first anniversary of the effective date of the Agreement or (ii) termination of the Agreement, an amount equivalent to thirty three percent (33%) of patent expenses paid by the IC prior to the effective date of this Agreement;

(c)

No later than sixty (60) days following the earliest to occur of (i) the second anniversary of the effective date of the Agreement or (ii) termination of the Agreement, an amount equivalent to thirty three percent (33%) of patent expenses paid by the IC prior to the effective date of this Agreement;

(d)

With the exception that if any patent expenses paid by the IC prior to the effective date of this Agreement and due under paragraph 6.9(b) and 6.9(c) are reimbursed under an Additional License, Licensee shall not be responsible for reimbursement of those patent expenses.

6.10

With regard to expenses associated with the preparation, filing, prosecution, and maintenance of all patent applications and patents included within the Licensed Patent Rights and paid by the IC on or after the effective date of this Agreement, the IC, at its sole option, may require the Licensee:

(a)

to pay the IC on an annual basis, within sixty (60) days of the IC’s submission of a statement and request for payment, a royalty amount equivalent to a Pro Rata Share of these expenses paid during the previous calendar year(s);

(b)

to pay a Pro Rata Share of these expenses directly to the law firm employed by the IC to handle these functions. However, in this event, the IC and not the Licensee shall be the client of the law firm; or

(c)

in limited circumstances, the Licensee may be given the right to assume responsibility for the preparation, filing, prosecution, or maintenance of any patent application or patent included with the Licensed Patent Rights. In that event, the Licensee shall directly pay the attorneys or agents engaged to prepare, file, prosecute, or maintain these patent applications or patents and shall provide the IC with copies of each invoice associated with these services as well as documentation that these invoices have been paid.

6.11

The IC agrees, upon written request, to provide the Licensee with summaries of patent prosecution invoices for which the IC has requested payment from the Licensee under Paragraphs 6.9 and 6.10. The Licensee agrees that all information provided by the IC related to patent prosecution costs shall be treated as confidential commercial information and shall not be released to a Third Party except as required by law or a court of competent jurisdiction.

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6.12

The Licensee may elect to surrender its rights in any country of the Licensed Territory under any of the Licensed Patent Rights upon ninety (90) days written notice to the IC and owe no payment obligation under Paragraph 6.10 for patent-related expenses paid in that country after ninety (90) days of the effective date of the written notice.

6.13	The Licensee agrees to pay an extension royalty as set forth in Appendix C, unless the Agreement is terminated or amended as set forth in Paragraph 3.2.

7.	PATENT FILING, PROSECUTION, AND MAINTENANCE

7.1

Except as otherwise provided in this Article 7, the IC agrees to take responsibility for, but to consult with, the Licensee in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall furnish copies of relevant patent-related documents to the Licensee.

7.2

Upon the IC’s written request, the Licensee shall assume the responsibility for the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and shall, on an ongoing basis, promptly furnish copies of all patent-related documents to the IC. In this event, the Licensee shall, subject to the prior approval of the IC, select registered patent attorneys or patent agents to provide these services on behalf of the Licensee and the IC. The IC shall provide appropriate powers of attorney and other documents necessary to undertake this action to the patent attorneys or patent agents providing these services. The Licensee and its attorneys or agents shall consult with the IC in all aspects of the preparation, filing, prosecution and maintenance of patent applications and patents included within the Licensed Patent Rights and shall provide the IC sufficient opportunity to comment on any document that the Licensee intends to file or to cause to be filed with the relevant intellectual property or patent office.

7.3

At any time, the IC may provide the Licensee with written notice that the IC wishes to assume control of the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights. If the IC elects to reassume these responsibilities, the Licensee agrees to cooperate fully with the IC, its attorneys, and agents in the preparation, filing, prosecution, and maintenance of any and all patent applications or patents included in the Licensed Patent Rights and to provide the IC with complete copies of any and all documents or other materials that the IC deems necessary to undertake such responsibilities. The Licensee shall be responsible for all costs associated with transferring patent prosecution responsibilities to an attorney or agent of the IC’s choice.

7.4

Each party shall promptly inform the other as to all matters that come to its attention that may affect the preparation, filing, prosecution, or maintenance of the Licensed Patent Rights and permit each other to provide comments and suggestions with respect to the preparation, filing, prosecution, and maintenance of the Licensed Patent Rights, which comments and suggestions shall be considered by the other party.

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8.	RECORD KEEPING

8.1

The Licensee agrees to keep accurate and correct records of the Licensed Products made, used, sold, or imported and the Licensed Processes practiced under this Agreement appropriate to determine the amount of royalties due the IC. These records shall be retained for at least five (5) years following a given reporting period and shall be available during normal business hours for inspection, at the expense of the IC, by an accountant or other designated auditor selected by the IC for the sole purpose of verifying reports and royalty payments hereunder. The accountant or auditor shall only disclose to the IC information relating to the accuracy of reports and royalty payments made under this Agreement. If an inspection shows an underreporting or underpayment in excess of five percent (5%) for any twelve (12) month period, then the Licensee shall reimburse the IC for the cost of the inspection at the time the Licensee pays the unreported royalties, including any additional royalties as required by Paragraph 9.8. All royalty payments required under this Paragraph shall be due within sixty (60) days of the date the IC provides to the Licensee notice of the payment due.

9.	REPORTS ON PROGRESS, BENCHMARKS, SALES, AND PAYMENTS

9.1

Prior to signing this Agreement, the Licensee has provided the IC with the Commercial Development Plan in Appendix E, under which the Licensee intends to bring the subject matter of the Licensed Patent Rights to the point of Practical Application. This Commercial Development Plan is hereby incorporated by reference into this Agreement. Based on this plan, performance Benchmarks are determined as specified in Appendix D.

9.2

The Licensee shall provide written annual reports on its product development progress or efforts to commercialize under the Commercial Development Plan for each of the Licensed Fields of Use within sixty (60) days after December 31 of each calendar year. These progress reports shall include, but not be limited to: progress on research and development, status of applications for regulatory approvals, manufacture and status of sublicensing, marketing, importing, and sales during the preceding calendar year, as well as, plans for the present calendar year. The IC also encourages these reports to include information on any of the Licensee’s public service activities that relate to the Licensed Patent Rights. If reported progress differs from that projected in the Commercial Development Plan and Benchmarks, the Licensee shall explain the reasons for these differences. In the annual report, the Licensee may propose amendments to the Commercial Development Plan, acceptance of which by the IC may not be denied unreasonably. The Licensee agrees to provide any additional information reasonably required by the IC to evaluate the Licensee’s performance under this Agreement. The Licensee may amend the Benchmarks at any time upon written approval by the IC. The IC shall not unreasonably withhold approval of any request of the Licensee to extend the time periods of this schedule if the request is supported by a reasonable showing by the Licensee of diligence in its performance under the Commercial Development Plan and toward bringing the Licensed Products to the point of Practical Application as defined in 37 C.F.R. §404.3(d). The Licensee shall amend the Commercial Development Plan and Benchmarks at the request of the IC to address any Licensed Fields of Use not specifically addressed in the plan originally submitted.

9.3

The Licensee shall report to the IC the dates for achieving Benchmarks specified in Appendix D and the First Commercial Sale in each country in the Licensed Territory within thirty (30) days of such occurrences.

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9.4

The Licensee shall submit to the IC, within sixty (60) days after each calendar half-year ending June 30 and December 31, a royalty report, as described in the example in Appendix F, setting forth for the preceding half-year period the amount of the Licensed Products sold or Licensed Processes practiced by or on behalf of the Licensee in each country within the Licensed Territory, the Net Sales, and the amount of royalty accordingly due. With each royalty report, the Licensee shall submit payment of earned royalties due. If no earned royalties are due to the IC for any reporting period, the written report shall so state. The royalty report shall be certified as correct by an authorized officer of the Licensee and shall include a detailed listing of all deductions made under Paragraph 2.15 to determine Net Sales made under Article 6 to determine royalties due. The royalty report shall also identify the site of manufacture for the Licensed Product(s) sold in the United States.

9.5

The Licensee agrees to forward semi-annually to the IC a copy of these reports received by the Licensee from its sublicensees during the preceding half-year period as shall be pertinent to a royalty accounting to the IC by the Licensee for activities under the sublicense.

9.6

Royalties due under Article 6 shall be paid in U.S. dollars and payment options are listed in Appendix G. For conversion of foreign currency to U.S. dollars, the conversion rate shall be the New York foreign exchange rate quoted in The Wall Street Journal on the day that the payment is due. Any loss of exchange, value, taxes, or other expenses incurred in the transfer or conversion to U.S. dollars shall be paid entirely by the Licensee. The royalty report required by Paragraph 9.4 shall be mailed to the IC at its address for Agreement Notices indicated on the Signature Page.

9.7

The Licensee shall be solely responsible for determining if any tax on royalty income is owed outside the United States and shall pay the tax and be responsible for all filings with appropriate agencies of foreign governments.

9.8

Additional royalties may be assessed by the IC on any payment that is more than ninety (90) days overdue at the rate of one percent (1%) per month. This one percent (1%) per month rate may be applied retroactively from the original due date until the date of receipt by the IC of the overdue payment and additional royalties. The payment of any additional royalties shall not prevent the IC from exercising any other rights it may have as a consequence of the lateness of any payment.

9.9

All plans and reports required by this Article 9 and marked “confidential” by the Licensee shall, to the extent permitted by law, be treated by the IC as commercial and financial information obtained from a person and as privileged and confidential, and any proposed disclosure of these records by the IC under the Freedom of Information Act (FOIA), 5 U.S.C. §552 shall be subject to the predisclosure notification requirements of 45 C.F.R. §5.65(d).

10.	PERFORMANCE

10.1

The Licensee shall use its reasonable commercial efforts to bring the Licensed Products and the Licensed Processes to Practical Application. “Reasonable commercial efforts” for the purposes of this provision shall include adherence to the Commercial Development Plan in Appendix E and performance of the Benchmarks in Appendix D. The efforts of a sublicensee shall be considered the efforts of the Licensee.

10.2

Upon the First Commercial Sale, until the expiration or termination of this Agreement, the Licensee shall use its reasonable commercial efforts to make the Licensed Products and the Licensed Processes reasonably accessible to the United States public.

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10.3

The Licensee agrees, after its First Commercial Sale, to make reasonable quantities of the Licensed Products or materials produced through the use of the Licensed Processes available to patient assistance programs.

10.4

The Licensee agrees, after its First Commercial Sale and as part of its marketing and product promotion, to develop educational materials (e.g., brochures, website, etc.) directed to patients and physicians detailing the Licensed Products or medical aspects of the prophylactic and therapeutic uses of the Licensed Products.

10.5

The Licensee agrees to supply, to the Mailing Address for Agreement Notices indicated on the Signature Page, the Office of Technology Transfer, NIH with inert samples of the Licensed Products or the Licensed Processes or their packaging for educational and display purposes only.

11.	INFRINGEMENT AND PATENT ENFORCEMENT

The IC and the Licensee agree to notify each other promptly of each infringement or possible infringement of the Licensed Patent Rights, as well as, any facts which may affect the validity, scope, or enforceability of the Licensed Patent Rights of which either party becomes aware.

11.2	Pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29, the Licensee may:

(a)	bring suit in its own name, at its own expense, and on its own behalf for infringement of presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, enjoin infringement and collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; or

(c)	settle any claim or suit for infringement of the Licensed Patent Rights provided, however, that the IC and appropriate Government authorities shall have the first right to take such actions; and

(d)

if the Licensee desires to initiate a suit for patent infringement, the Licensee shall notify the IC in writing. If the IC does not notify the Licensee of its intent to pursue legal action within sixty (60) days, the Licensee shall be free to initiate suit. The IC shall have a continuing right to intervene in the suit. The Licensee shall take no action to compel the Government either to initiate or to join in any suit for patent infringement. The Licensee may request the Government to initiate or join in any suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any suit, the Licensee shall reimburse the Government for any costs, expenses, or fees which the Government incurs as a result of the motion or other action, including all costs incurred by the Government in opposing the motion or other action. In all cases, the Licensee agrees to keep the IC reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify the IC and give careful consideration to the views of the IC and to any potential effects of the litigation on the public health in deciding whether to bring suit.

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11.3

In the event that a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Patent Rights shall be brought against the Licensee or raised by way of counterclaim or affirmative defense in an infringement suit brought by the Licensee under Paragraph 11.2, pursuant to this Agreement and the provisions of 35 U.S.C. Chapter 29 or other statutes, the Licensee may:

(a)	defend the suit in its own name, at its own expense, and on its own behalf for presumably valid claims in the Licensed Patent Rights;

(b)	in any suit, ultimately to enjoin infringement and to collect for its use, damages, profits, and awards of whatever nature recoverable for the infringement; and

(c)

settle any claim or suit for declaratory judgment involving the Licensed Patent Rights-provided, however, that the IC and appropriate Government authorities shall have the first right to take these actions and shall have a continuing right to intervene in the suit; and

(d)

if the IC does not notify the Licensee of its intent to respond to the legal action within a reasonable time, the Licensee shall be free to do so. The Licensee shall take no action to compel the Government either to initiate or to join in any declaratory judgment action. The Licensee may request the Government to initiate or to join any suit if necessary to avoid dismissal of the suit. Should the Government be made a party to any suit by motion or any other action of the Licensee, the Licensee shall reimburse the Government for any costs, expenses, or fees, which the Government incurs as a result of the motion or other action. If the Licensee elects not to defend against the declaratory judgment action, the IC, at its option, may do so at its own expense. In all cases, the Licensee agrees to keep the IC reasonably apprised of the status and progress of any litigation. Before the Licensee commences an infringement action, the Licensee shall notify the IC and give careful consideration to the views of the IC and to any potential effects of the litigation on the public health in deciding whether to bring suit.

11.4

In any action under Paragraphs 11.2 or 11.3 the expenses including costs, fees, attorney fees, and disbursements, shall be paid by the Licensee. The value of any recovery made by the Licensee through court judgment or settlement shall be treated as Net Sales and subject to earned royalties.

11.5

The IC shall cooperate fully with the Licensee in connection with any action under Paragraphs 11.2 or 11.3. The IC agrees promptly to provide access to all necessary documents and to render reasonable assistance in response to a request by the Licensee.

12.	NEGATION OF WARRANTIES AND INDEMNIFICATION

12.1	The IC offers no warranties other than those specified in Article 1.

12.2

The IC does not warrant the validity of the Licensed Patent Rights and makes no representations whatsoever with regard to the scope of the Licensed Patent Rights, or that the Licensed Patent Rights may be exploited without infringing other patents or other intellectual property rights of Third Parties.

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12.3

THE IC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER DEFINED BY THE CLAIMS OF THE LICENSED PATENT RIGHTS OR TANGIBLE MATERIALS RELATED THERETO.

12.4	The IC does not represent that it shall commence legal actions against Third Parties infringing the Licensed Patent Rights.

12.5

The Licensee shall indemnify and hold the IC, its employees, students, fellows, agents, and consultants harmless from and against all liability, demands, damages, expenses, and losses, including but not limited to death, personal injury, illness, or property damage in connection with or arising out of:

(a)	the use by or on behalf of the Licensee, its sublicensees, directors, employees, or Third Parties of any Licensed Patent Rights; or

(b)

the design, manufacture, distribution, or use of any Licensed Products, Licensed Processes or materials by the Licensee, or other products or processes developed in connection with or arising out of the Licensed Patent Rights;

in each case, except to the extent resulting from the negligence, fraud or willful misconduct of the IC.

12.6	The Licensee agrees to maintain a liability insurance program consistent with sound business practice.

13.	TERM, TERMINATION, AND MODIFICATION OF RIGHTS

13.1

This Agreement is effective as of 1 August 2017 when signed by all parties, unless the provisions of Paragraph 14.16 are not fulfilled, and shall extend to the expiration of the last to expire of the Licensed Patent Rights unless sooner terminated as provided in this Article 13.

13.2

In the event that the Licensee is in default in the performance of any material obligations under this Agreement, including but not limited to the obligations listed in Paragraph 13.5, and if the default has not been remedied within ninety (90) days after the date of notice in writing of the default, the IC may terminate this Agreement by written notice and pursue outstanding royalties owed through procedures provided by the Federal Debt Collection Act.

13.3

In the event that the Licensee becomes insolvent, files a petition in bankruptcy, has such a petition filed against it, determines to file a petition in bankruptcy, or receives notice of a third party’s intention to file an involuntary petition in bankruptcy, the Licensee shall immediately notify the IC in writing.

13.4	The Licensee shall have a unilateral right to terminate this Agreement or any licenses in any country or territory by giving the IC sixty (60) days written notice to that effect.

13.5	The IC shall specifically have the right to terminate or modify, at its option, this Agreement, if the IC determines that the Licensee:

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(a)

is not executing the Commercial Development Plan submitted with its request for a license and the Licensee cannot otherwise demonstrate to the IC’s satisfaction that the Licensee has taken, or can be expected to take within a reasonable time, effective steps to achieve the Practical Application of the Licensed Products or the Licensed Processes;

(b)	has not achieved the Benchmarks as may be modified under Paragraph 9.2;

(c)	has willfully made a false statement of, or willfully omitted a material fact in the license application or in any report required by this Agreement;

(d)	has committed a material breach of a covenant or agreement contained in this Agreement;

(e)	is not keeping the Licensed Products or the Licensed Processes reasonably available to the public after commercial use commences;

(f)	cannot reasonably satisfy unmet health and safety needs; or

(g)	cannot reasonably justify a failure to comply with the domestic production requirement of Paragraph 5.2 unless waived.

13.6

In making the determination referenced in Paragraph 13.5, the IC shall take into account the normal course of such commercial development programs conducted with sound and reasonable business practices and judgment and the annual reports submitted by the Licensee under Paragraph 9.2. Prior to invoking termination or modification of this Agreement under Paragraph 13.5, the IC shall give written notice to the Licensee providing the Licensee specific notice of, and a ninety (90) day opportunity to respond to, the IC’s concerns as to the items referenced in 13.5(a)-13.5(g). If the Licensee fails to alleviate the IC’s concerns as to the items referenced in 13.5(a)-13.5(g) or fails to initiate corrective action to the IC’s satisfaction, the IC may terminate this Agreement.

13.7

When the public health and safety so require, and after written notice to the Licensee providing the Licensee a sixty (60) day opportunity to respond, the IC shall have the right to require the Licensee to grant sublicenses to responsible applicants, on reasonable terms, in any Licensed Fields of Use under the Licensed Patent Rights, unless the Licensee can reasonably demonstrate that the granting of the sublicense would not materially increase the availability to the public of the subject matter of the Licensed Patent Rights. The IC shall not require the granting of a sublicense unless the responsible applicant has first negotiated in good faith with the Licensee.

13.8

The IC reserves the right according to 35 U.S.C. §209(d)(3) to terminate or modify this Agreement if it is determined that this action is necessary to meet the requirements for public use specified by federal regulations issued after the date of the license and these requirements are not reasonably satisfied by the Licensee.

13.9

Within thirty (30) days of receipt of written notice of the IC’s unilateral decision to modify or terminate this Agreement, the Licensee may, consistent with the provisions of 37 C.F.R. §404.11, appeal the decision by written submission to the designated IC official or designee. The decision of the designated IC official or designee shall be the final agency decision. The Licensee may thereafter exercise any and all administrative or judicial remedies that may be accessible.

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13.10

Within ninety (90) days of expiration or termination of this Agreement under this Article 13, a final report shall be submitted by the Licensee. Any royalty payments, including those incurred but not yet paid (such as the full minimum annual royalty), and those related to patent expenses, due to the IC shall become immediately due and payable upon termination or expiration. If terminated under this Article 13, sublicensees may elect to convert their sublicenses to direct licenses with the IC pursuant to Paragraph 4.3. Unless otherwise specifically provided for under this Agreement, upon termination or expiration of this Agreement, the Licensee shall return all Licensed Products or other materials included within the Licensed Patent Rights to the IC or provide the IC with certification of the destruction thereof. The Licensee may not be granted additional IC licenses if the final reporting requirement is not fulfilled.

14.	GENERAL PROVISIONS

14.1

Neither party may waive or release any of its rights or interests in this Agreement except in writing. The failure of the Government to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right by the Government or excuse a similar subsequent failure to perform any of these terms or conditions by the Licensee.

14.2

This Agreement constitutes the entire agreement between the parties relating to the subject matter of the Licensed Patent Rights, the Licensed Products and the Licensed Processes, and all prior negotiations, representations, agreements, and understandings are merged into, extinguished by, and completely expressed by this Agreement.

14.3

The provisions of this Agreement are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable under any controlling body of law, this determination shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement.

14.4

If either party desires a modification to this Agreement, the parties shall, upon reasonable notice of the proposed modification by the party desiring the change, confer in good faith to determine the desirability of the modification. No modification shall be effective until a written amendment is signed by the signatories to this Agreement or their designees.

14.5	The construction, validity, performance, and effect of this Agreement shall be governed by Federal law as applied by the Federal courts in the District of Columbia.

14.6

All Agreement notices required or permitted by this Agreement shall be given by prepaid, first class, registered or certified mail or by an express/overnight delivery service provided by a commercial carrier, properly addressed to the other party at the address designated on the following Signature Page, or to another address as may be designated in writing by the other party. Agreement notices shall be considered timely if the notices are received on or before the established deadline date or sent on or before the deadline date as verifiable by U.S. Postal Service postmark or dated receipt from a commercial carrier. Parties should request a legibly dated U.S. Postal Service postmark or obtain a dated receipt from a commercial carrier or the U.S. Postal Service. Private metered postmarks shall not be acceptable as proof of timely mailing.

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14.7

This Agreement shall not be assigned or otherwise transferred (including any transfer by legal process or by operation of law, and any transfer in bankruptcy or insolvency, or in any other compulsory procedure or order of court), except to (a) the Licensee’s Affiliate(s) or (b) the successor of the part of Licensee’s business to which the Licensed Patent Rights pertain, without the prior written consent of the IC. The parties agree that the identity of the parties is material to the formation of this Agreement and that the obligations under this Agreement are nondelegable. In the event that the IC approves a proposed assignment, the Licensee shall pay the IC, as an additional royalty, one percent (1%) of the Fair Value of any consideration received for any assignment of this Agreement within sixty (60) days of the assignment.

14.8

The Licensee agrees in its use of any IC-supplied materials to comply with all applicable statutes, regulations, and guidelines, including NIH and HHS regulations and guidelines. The Licensee agrees not to use the materials for research involving human subjects or clinical trials in the United States without complying with 21 C.F.R. Part 50 and 45 C.F.R. Part 46. The Licensee agrees not to use the materials for research involving human subjects or clinical trials outside of the United States without notifying the IC, in writing, of the research or trials and complying with the applicable regulations of the appropriate national control authorities. Written notification to the IC of research involving human subjects or clinical trials outside of the United States shall be given no later than sixty (60) days prior to commencement of the research or trials.

14.9

The Licensee acknowledges that it is subject to and agrees to abide by the United States laws and regulations (including the Export Administration Act of 1979 and Arms Export Control Act) controlling the export of technical data, computer software, laboratory prototypes, biological material, and other commodities. The transfer of these items may require a license from the appropriate agency of the U.S. Government or written assurances by the Licensee that it shall not export these items to certain foreign countries without prior approval of this agency. The IC neither represents that a license is or is not required or that, if required, it shall be issued.

14.10

The Licensee agrees to mark the Licensed Products or their packaging sold in the United States with all applicable U.S. patent numbers and similarly to indicate “Patent Pending” status. All the Licensed Products manufactured in, shipped to, or sold in other countries shall be marked in a manner to preserve the IC’s patent rights in those countries.

14.11

By entering into this Agreement, the IC does not directly or indirectly endorse any product or service provided, or to be provided, by the Licensee whether directly or indirectly related to this Agreement. The Licensee shall not state or imply that this Agreement is an endorsement by the Government, the IC, any other Government organizational unit, or any Government employee. Additionally, the Licensee shall not use the names of the IC, the FDA or the HHS or the Government or their employees in any advertising, promotional, or sales literature without the prior written approval of the IC.

14.12

The parties agree to attempt to settle amicably any controversy or claim arising under this Agreement or a breach of this Agreement, except for appeals of modifications or termination decisions provided for in Article 13. The Licensee agrees first to appeal any unsettled claims or controversies to the designated IC official, or designee, whose decision shall be considered the final agency decision. Thereafter, the Licensee may exercise any administrative or judicial remedies that may be available.

14.13

Nothing relating to the grant of a license, nor the grant itself, shall be construed to confer upon any person any immunity from or defenses under the antitrust laws or from a charge of patent misuse, and the acquisition and use of rights pursuant to 37 C.F.R. Part 404 shall not be immunized from the operation of state or Federal law by reason of the source of the grant.

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14.14

Any formal recordation of this Agreement required by the laws of any Licensed Territory as a prerequisite to enforceability of the Agreement in the courts of any foreign jurisdiction or for other reasons shall be carried out by the Licensee at its expense, and appropriately verified proof of recordation shall be promptly furnished to the IC.

14.15	Paragraphs 4.3, 6.9, 8.1, 9.5-9.8, 12.1-12.5, 13.9, 13.10, 14.12 and 14.15 of this Agreement shall survive termination of this Agreement.

14.16

The terms and conditions of this Agreement shall, at the IC’s sole option, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this Agreement, and the Agreement itself to be null and void, unless this Agreement is executed by the Licensee and a fully executed original is received by the IC within sixty (60) days from the date of the IC’s signature found at the Signature Page.

SIGNATURES BEGIN ON NEXT PAGE

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NIH PATENT LICENSE AGREEMENT - EXCLUSIVE

SIGNATURE PAGE

For the IC:

/s/ Richard U. Rodriguez	9-12-17
Richard U. Rodriguez, M.B.A.	Date
Associate Director
Technology Transfer Center
National Cancer Institute
National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For the Licensee (Upon, information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

by:
/s/ Ian Chan	9/19/2027
Signature of Authorized Official	Date

Ian Chan
Printed Name

CEO
Title

I.	Official and Mailing Address for Agreement notices:

Ian Chan, President/CEO

Abpro

65 Cummings Park

Woburn, MA 01801

Phone: (617) 225-0808

Fax: (617) 225-0101

E-mail: ichan@abpro-labs.com

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II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments)

Ian Chan, President/CEO

Abpro

65 Cummings Park

Woburn, MA 01801

Phone: (617) 225-0808

Fax: (617) 225-0101

E-mail: ichan@abpro-labs.com

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

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APPENDIX A - PATENT(S) OR PATENT APPLICATION(S)

Patent(s) or Patent Application(s):

L	U.S. Provisional Patent Application 61/654,232 [HHS Ref. E-136-2012/0-US-01];

IL	PCT Patent Application PCT/US2013/043633 [HHS Re£ E-136-2012/0-PCT-02];

III.	Chinese Patent Application 201380039993.7 [HHS Ref. E-136-2012/0-CN-03];

IV.	Japanese Patent Application 2015-515243 [HHS Ref. E-136-2012/0-JP-04];

V.	South Korean Patent Application 10-2014-7037046 [HHS Ref. E-136-2012/0-KR-05];

VI.	Singapore Patent Application 11201407972R [HHS Ref. E-136-2012/0-SG-06]; and

VII.	United States Patent 9,409,994 [HHS Ref. E-136-2012/0-US-07].

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APPENDIX B - LICENSED FIELDS OF USE AND TERRITORY

I.	Licensed Fields of Use:

The use of the YP7, YP8 and YP9.1 anti-GPC3 monoclonal antibodies as monospecific or bispecific antibodies for the treatment of liver cancer. The Licensed Fields of Use exclude any non-specified immunoconjugates, including, but not limited to, chimeric antigen receptors (CARs) and variants thereof, Immunotoxins, and antibody-drug conjugates (ADCs).

IL	Licensed Territory:

Worldwide

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APPENDIX C - ROYALTIES

Royalties:

L

The Licensee agrees to pay to the IC a noncreditable, nonrefundable license issue royalty in the amount of One hundred thousand dollars ($100,000.00) within sixty (60) days from the effective date of this Agreement.

IL	The Licensee agrees to pay to the IC a nonrefundable minimum annual royalty in the amount of twenty-five thousand dollars ($25,000.00) as follows:

(a)

The first minimum annual royalty is due within sixty (60) days of the effective date of this Agreement and may be prorated according to the fraction of the calendar year remaining between the effective date of this Agreement and the next subsequent January 1; and

(b)	Subsequent minimum annual royalty payments are due and payable on January 1 of each calendar year and may be credited against any earned royalties due for sales made in that year.

III.	The Licensee agrees to pay the IC earned royalties of two and one half percent (2.5%) on Net Sales by or on behalf of Licensee or its sublicensees.

IV.	The Licensee agrees to pay the IC the following one-time Benchmark royalties within sixty (60) days of achieving each Benchmark:

(a)	[***] dollars ($[***]) upon commencement (first subject dosing) of the first Clinical Study (or equivalent) in the Licensed Field of Use.

(b)

[***] dollars ($[***]) for commencement (first subject dosing) of the first Phase II Clinical Study (or equivalent) in the Licensed Field of Use. If a Phase I/II or First-in-Man clinical trial is pursued, the benchmark payments for (a) and (b) will both be due upon the first subject dosing.

(c)	[***] dollars ($[***]) for commencement (first subject dosing) of the first Phase III Clinical Study (or equivalent) in the Licensed Field of Use.

(d)

[***] dollars ($[***]) upon either a definitive FDA approval or foreign equivalent for a Licensed Product or Licensed Process in the Licensed Field of Use. A foreign equivalent to the FDA (United States) shall mean the EMEA (Europe), Japanese Ministry of Health and Welfare (Japan), SFDA (China), or the Ministry of Health and Welfare (India).

(e)	Upon the first time the aggregate Net Sales of all Licensed Products achieve the following thresholds, the Licensee pays the following one-time Benchmark royalties:

(1)	[***] dollars ($[***]) when the aggregate Net Sales of all Licensed Products reaches two hundred fifty million dollars ($250,000,000.00).

(2)	[***] dollars ($[***]) when the aggregate Net Sales of all Licensed Products reaches five hundred million dollars ($500,000,000.00).

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(3)	[***] dollars ($[***]) when the aggregate Net Sales of all Licensed Products reaches one billion dollars ($1,000,000,000.00).

V.

The Licensee agrees to pay the IC the following sublicense royalties on the Fair Value of any consideration received for each sublicense in accordance with Article 4 of this Agreement, within sixty (60) days of the execution of each sublicense:

(a)

[***] percent ([***]%) for a sublicense granted before commencement (first subject dosing) of the first Phase 2 Clinical Study. If a Phase I/II or First-in-Man clinical trial is pursued, commencement of a Phase II Clinical trial will be considered the dosing of the first patient in the First-in-Man trial;

(b)

[***] percent ([***]%) for a sublicense granted after commencement (first subject dosing) of the first Phase 2 Clinical Study and before commencement (first subject dosing) of the first Phase 3 Clinical Study;

(c)

[***] percent ([***]%) for a sublicense granted after commencement (first subject dosing) of the first Phase 3 Clinical Study and before FDA approval, or foreign equivalent. A foreign equivalent to the FDA (United States) shall mean the EMEA (Europe), Japanese Ministry of Health and Welfare (Japan), SFDA (China), or the Ministry of Health and Welfare (India);

(d)

[***] percent ([***]%) for a sublicense granted after FDA approval, or foreign equivalent, of the first Licensed Product. A foreign equivalent to the FDA (United States) shall mean the EMEA (Europe), Japanese Ministry of Health and Welfare (Japan), SFDA (China), or the Ministry of Health and Welfare (India).

VI.	The Licensee agrees to pay the IC a non-refundable, non-creditible extension royalty, until such time as the Agreement is either terminated or amended as set forth in Paragraph 3.2, as follows:

(a)	The first extension royalty of twenty-five thousand dollars ($25,000.00) is due on 1 January 2019;

(b)	Subsequent extension royalties of fifty thousand dollars ($50,000.00) are due for each subsequent April 1st, July 1st, October 1st and January 1st.

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PUBLIC HEALTH SERVICE

Amendment

This Agreement is based on the model Amendment Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Agreement:

The U.S. Department of Health and Human Services, as represented by

The National Cancer Institute

an Institute or Center (hereinafter referred to as the “IC”) of the NIH

and

Abpro Corporation

hereinafter referred to as the “Licensee”,

having offices at 65 Cummings Park, Woburn, MA 01801,

created and operating under the laws of Delaware.

Tax ID No.: 20-1546491

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FIRST AMENDMENT TO L-329-2017/0

This is the first amendment (“First Amendment”) of the agreement by and between the IC and Licensee having an effective date of August 1, 2017 and having IC Reference Number L-329-2017/0 (“Agreement”). This First Amendment, having IC Reference Number L-329-2017/1 includes, in addition to the amendments made below, 1) a Signature Page and 2) Attachment 1 (Royalty Payment Information).

WHEREAS, the IC and the Licensee desire that the Agreement be amended a first time as set forth below in order to memorialize the selection of YP7 as its lead molecule for development by Licensee and to provide for Licensee’s payment of certain royalty obligations to the IC.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the IC and the Licensee, intending to be bound, hereby mutually agree to the following:

1)

Licensee agrees to pay all its currently outstanding invoices from the IC under the Agreement for minimum annual royalties and past prosecution expense reimbursements within thirty (30) days of its execution of this First Amendment.

2)	In Appendix B, Section I, the phrase “YP8 and YP9.1” is deleted from the Licensed Fields of Use.

3)

In Appendix C, Section VI, a new paragraph (c) is added: “Notwithstanding subparagraphs (a) and (b) above, Licensee has met the requirements under Paragraphs 3.2 and 6.13 as of the effective date of this First Amendment. The total of the extension royalties due from Licensee therefore for January 1, 2019, April 1, 2019, July 1, 2019, October 1, 2019 and January 1, 2020 to the IC is Two Hundred Twenty-Five Thousand Dollars ($225,000.00) and shall be paid according to the following schedule according to the amendment of the commercial development plan (Appendix E):

•	Twenty-Five Thousand Dollars when IND enabling activities start projected to be by March 31, 2022

•	Fifty Thousand Dollars when GLP tox studies finish projected to be by June 30, 2023

•	One Hundred Fifty Thousand Dollars when IND filing completes(cleared by FDA) projected to be by September 30, 2023”

4)	Appendix D — BENCHMARKS AND PERFORMANCE is deleted in its entirety and replaced with:

APPENDIX D-BENCHMARKS AND PERFORMANCE

The Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify the IC that the Benchmark has been achieved.

I.	Selection of Lead Candidate	4Q 2021

II.	IND Filing	2Q 2023

III.	Initiation of Phase I Clinical Trial (or equivalent)	4Q 2023

IV.	Initiation of Phase II Clinical Trial (or equivalent)	3Q 2025

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V.	Initiation of Phase III Clinical Trial (or equivalent)	1Q 2029

VI.	BLA/NDA (or equivalent) Filing	1Q 2033

VII.	FDA Approval	1Q 2034

VIII.	First Commercial Sale	3Q 2034

5)	Appendix E — COMMERCIAL DEVELOPMENT PLAN is deleted in its entirety and replaced with:

APPENDIX E - COMMERCIAL DEVELOPMENT PLAN

I. Pre-IND activities: Ql, 2020- Q4, 2021

1.	Bi-specific Ab engineering

In this phase, bispecific antibodies will be engineered that target both GPC3 and receptors on immune cells. Efforts will focus primarily on YP7 and anti-CD3 antibodies, Constructs will include the tetravalent bispecific format in which a scFV targeting CD3 will be fused to the C-terminus of the light chain of YP7. Other types of constructs will also be explored .

2.	Lead selection and MOA

Candidate bispecific antibodies will be evaluated for the ability of the molecule to induce T cell activation in a GPC3-dependent fashion. Multiple HCC cell lines will be characterized to establish the relationship between GPC3 levels and T cell activation. Preliminary safety signals will be assessed by quantifying cytokine release from T cells. At the completion of these studies, a lead candidate will be selected for further development.

3.	Preclinical testing

The lead candidate will be assessed in multiple models of GPC3+ and GPC3-HCC, both in vitro and in vivo. In vivo models will include mice bearing human tumors that have also been engrafted with human PBMCs.

4.	PK, PD

The pharmacokinetic properties of the lead candidate (serum half-life) will be evaluated, both in mice and cynomolgus monkeys. In addition, pharmacodynamics markers will be identified and used to establish a dose response relationship between the lead candidate and both T-cell activation and tumor cell death.

II. IND-enabling activities: Ql, 2022- Q2, 2023

1.

Stable cell lines for clinical manufacturing will be generated in GS CHO cells, as per industry standard. Cell line development will either be outsourced to a contract manufacturing organization (CMO), or performed in house. We are currently establishing in-house capabilities for cell-line development. The final decision will be based on pilot experiments performed in-house.

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2.	Process development( upstream and downstream) will be performed at a reputable CMO. Preferred CMOs at Licensee include Cytovance, Wuxi, and Lonza.

3.	Manufacturing in a GMP suite will be performed by the CMO at 1000 L scale. The CMO will also be responsible for fill/finish and safety testing (viral clearance, etc.)

4.	GLP toxicology studies will be outsourced to a contract research organization (CRO). Preferred CROs for toxicology studies include Charles River Labs and MPI Research.

5.	We are targeting filing the IND on this agent at the end of Q2, 2023

III. Phase 1 clinical trial: Q4, 2023- H1, 2025

1.

Phase 1 clinical trials will be initiated in Q4, 2023. We are currently developing a Her2/CD3 bispecific antibody at Licensee, which is currently scheduled to enter clinical trials in H1, 2021. As clinical development of this agent will precede the GPC3/CD3 bispecific, we anticipate that the clinical experience and precedence that we gain with the Her2/CD3 bispecific will enable a relatively rapid does escalation phase for the GPC3/CD3 bispecific. We are therefore targeting 3 dose cohorts to establish a recommended Phase 2 dose.

2.	The dose escalation phase will be followed by an expansion cohort in patients with GPC3+HCC. This expansion cohort will enable an early read of efficacy based on response rates.

IV. Phase 2 clinical trial: 112,2025- H1, 2028

1.

The current plan is to conduct a randomized, Phase 2 clinical trial of GPC3/CD3 bispecific antibody vs. standard -of- care in GPC3+HCC. Specific details concerning line of therapy and potential drug combinations have yet to be determined. We anticipate this trial to be completed by H1, 2028.

V. Phase 3 clinical trial: 111,2029- 112, 2031

1.

Contingent on meeting the primary end point in the Phase 2 study, a Phase 3 registration trial will be conducted in GPC3+HCC. The trial design will be vetted with the US FDA in an end-of-phase 2 meeting . We anticipate this trial being completed by H2, 2031.

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VI. Approval and commercialization: 111,2032 - 112, 2034

1.	If the Phase 3 trial meets its primary end-point, we anticipate taking 12 months to prepare and file the BLA.

We are targeting filing the BLA in H1, 2032.

2.	Assuming the FDA takes 12 months to review the BLA, we anticipate receiving drug approval in H2, 2033.

3.	Assuming we receive approval in H1, 2034, we anticipate first commercial sale in H2, 2034.

At this point, Licensee is planning to seek a co-development or sublicensing deal with a major pharmaceutical company that has an international presence and an international sales force. Ideally, we would seek such a partnership at an early stage of clinical development (end of Phase 1 or end of Phase 2.) It is therefore likely that Licensee will perform later phase clinical trials, BLA filing and commercialization with strategic partner.

Amendment of Appendix E: Commerical Development Plan

2020
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
Q1 Q2 Q3 Q4
H1 H2
Pre-IND activities
Bispecific Ab engineering
Lead selection and MOA
Preclinical testing
PK,PD, safety
IND-enabling activities
Cell line development
Process development
Manufacturing
GLP toxicology
IND filing
Phase 1 clinical trial
Dose escalation
Expansion cohort in GPC+HCC
Phase 2 clinical trial
Protocol review and site initiation
Randomized study in GPC+HCC
Data cleaning and EOP2 meeting
Phase 3 clinical trial
Protocol review and site initiation
Registration study in GPC+HCC
Data cleaning
Approval and commercialization
Preparation of BLA
BLA filing
FDA approval
First commerical sale

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6)

In the event any provision(s) of the Agreement is/are inconsistent with Attachment 1 such provision(s) is/are hereby amended to the extent required to avoid such inconsistency and to give effect to the shipping and payment information in such Attachment 1.

7)	All terms and conditions of the Agreement not herein amended remain binding and in effect.

8)

The terms and conditions of this First Amendment shall, at the IC’s sole option, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this First Amendment, and the First Amendment itself, to be null and void, unless this First Amendment is executed by the Licensee and a fully executed original is received by the IC within sixty (60) days from the date of the IC’s signature found at the Signature Page.

9)	This First Amendment is effective on March 31, 2020 upon execution by all parties.

SIGNATURES BEGIN ON NEXT PAGE

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FIRST AMENDMENT TO L-329-2017/0

SIGNATURE PAGE

In Witness Whereof, the parties have executed this First Amendment on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For the IC:

/s/ Richard Rodriguez	4-30-20
Richard Rodriguez	Date

Associate Director

Technology Transfer Branch

National Cancer Institute

National Institutes of Health

Mailing Address or E-mail Address for Agreement notices and reports:

License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6011 Executive Boulevard, Suite 325

Rockville, Maryland 20852-3804 U.S.A.

E-mail: LicenseNotices_Reports@mail.nih.gov

For the Licensee (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

/s/ Ian Chan	May 12, 2020
Ian Chan	Date

President / CEO

Official and Mailing Address for Agreement notices:

Ian Chan, President/CEO

Abpro

65 Cummings Park

Woburn, MA 01801

Phone: (617) 225-0808

Fax: (617) 225-0101

E-mail: ichan@abpro-labs.com

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Official and Mailing Address for financial notices (the Licensee’s contact person for royalty payments):

Ian Chan, President/CEO

Abpro

65 Cummings Park

Woburn, MA 01801

Phone: (617) 225-0808

Fax: (617) 225-0101

E-mail: ichan@abpro-labs.com

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

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PUBLIC HEALTH SERVICE

Amendment

This Amendment is based on the model Amendment Agreement adopted by the U.S. Public Health Service (“PHS”) Technology Transfer Policy Board for use by components of the National Institutes of Health (“NIH”), the Centers for Disease Control and Prevention (“CDC”), and the Food and Drug Administration (“FDA”), which are agencies of the PHS within the Department of Health and Human Services (“HHS”).

This Cover Page identifies the Parties to this Amendment:

The U.S. Department of Health and Human Services, as represented by

The National Cancer Institute

an Institute or Center (hereinafter referred to as the “IC”) of the

NIH

and

Abpro Corporation

hereinafter referred to as the “Licensee”,

having offices at 65 Cummings Park, Woburn, MA 01801,

created and operating under the laws of Delaware

Tax ID No: 20-1546491

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SECOND AMENDMENT TO L-329-2017-0

This is the second amendment (“Second Amendment”) of the agreement by and between the IC and Licensee having an effective date of 1 August 2017 and having IC Reference Number L-329-2017-0 (“Agreement”). This Second Amendment, having IC Reference Number L-329-2017-2 includes, in addition to the amendments made below, 1) a Signature Page, and 2) Attachment 1 (Royalty Payment Information).

WHEREAS, the IC and the Licensee desire that the Agreement be amended a second time as set forth below in order to narrow the Licensed Field of Use, to adjust the milestone payments to reflect the delayed date of payment, and to update the Commercial Development Plan and Developmental Benchmarks to bring the Agreement into compliance.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the IC and the Licensee, intending to be bound, hereby mutually agree to the following:

1)	Appendix B(I) (“Licensed Field of Use”) is deleted in its entirety, and replaced with the following:

“The development and commercialization of as a bispecific antibody for the treatment of GPC3-expressing liver cancer, wherein the bispecific antibody has the following elements:

1) A first targeting moiety having the CDR sequences of the antibody known as YP7; and

2) A second targeting moiety that binds to the T-cell surface antigen known as CD3.

The Licensed Fields of Use excludes the development and commercialization of any immunoconjugates not specified above, including, but not limited to, multispecific antibodies that target NK cells, chimeric antigen receptors (CARs) and variants thereof, immunotoxins, and antibody-drug conjugates (ADCs).”

2)	Appendix C(IV) is deleted in its entirety and replaced with the following:

“The Licensee agrees to pay the IC the following one-time Benchmark royalties within sixty (60) days of achieving each Benchmark:

a.	[***] dollars ($[***]) upon commencement (first subject dosing) of the first Clinical Study (or equivalent) in the Licensed Field of Use.

b.

[***] dollars ($[***]) for commencement (first subject dosing) of the first Phase II Clinical Study (or equivalent) in the Licensed Field of Use. If a Phase I/II or First-in-Man clinical trial is pursued, the benchmark payments for (a) and (b) will both be due upon the first subject dosing.

c.	[***] dollars ($[***]) for commencement (first subject dosing) of the first Phase III Clinical Study (or equivalent) in the Licensed Field of Use.

d.

[***] dollars ($[***]) upon either a definitive FDA approval or foreign equivalent for a Licensed Product or Licensed Process in the Licensed Field of Use. A foreign equivalent to the FDA (United States) shall mean the EMEA (Europe), Japanese Ministry of Health and Welfare (Japan), SFDA (China), or the Ministry of Health and Welfare (India).

e.	Upon the first time the aggregate Net Sales of all Licensed Products achieve the following thresholds, the Licensee pays the following one-time Benchmark royalties:

i.	[***] dollars ($[***]) when the aggregate Net Sales of all Licensed Products reaches two hundred fifty million dollars ($250,000,000.00).

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ii.	[***] dollars ($[***]) when the aggregate Net Sales of all Licensed Products reaches five hundred million dollars ($500,000,000.00).

iii.	[***] dollars ($[***]) when the aggregate Net Sales of all Licensed Products reaches one billion dollars ($1,000,000,000.00).

3)	Appendix D — BENCHMARKS AND PERFORMANCE is deleted in its entirety and replaced with the following:

The Licensee agrees to the following Benchmarks for its performance under this Agreement and, within thirty (30) days of achieving a Benchmark, shall notify the IC that the Benchmark has been achieved.

	Selection of Lead Candidate	4Q 2024

	IND Filing	2Q 2026

III.	Initiation of Phase I Clinical Trial (or equivalent)	4Q 2026

IV.	Initiation of Phase II Clinical Trial (or equivalent)	4Q 2028

V.	Initiation of Phase III Clinical Trial (or equivalent)	4Q 2032

VI.	BLA/NDA (or equivalent) Filing	1Q 2035

VII.	FDA Approval	1Q 2036

VI.	First Commercial Sale	4Q 2036

4)	Appendix E — COMMERCIAL DEVELOPMENT PLAN is deleted in its entirety and replaced with the following:

I. Pre-IND activities: Q2, 2023- Q4, 2024

1.	Bi-specific Ab engineering

In this phase, bispecific antibodies will be engineered that target both GPC3 and receptors on immune cells. Efforts will focus primarily on YP7 and anti-CD3 antibodies, Constructs will include the tetravalent bispecific format in which a scFV targeting CD3 will be fused to the C-terminus of the light chain of YP7. Other types of constructs will also be explored.

2.	Lead selection and MOA

Candidate bispecific antibodies will be evaluated for the ability of the molecule to induce T cell activation in a GPC3-dependent fashion. Multiple HCC cell lines will be characterized to establish the relationship between GPC3 levels and T cell activation. Preliminary safety signals will be assessed by quantifying cytokine release from T cells. At the completion of these studies, a lead candidate will be selected for further development.

3.	Preclinical testing

The lead candidate will be assessed in multiple models of GPC3+ and GPC3-HCC, both in vitro and in vivo. In vivo models will include mice bearing human tumors that have also been engrafted with human PBMCs.

4.	PK, PD

The pharmacokinetic properties of the lead candidate (serum half-life) will be evaluated, both in relevant animal models. In addition, pharmacodynamics markers will be identified and used to establish a dose response relationship between the lead candidate and both T-cell activation and tumor cell death.

II. IND-enabling activities: Q2, 2024- Q2, 2026

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1. Stable cell lines for clinical manufacturing will be generated in GS CHO cells, as per industry standard. Cell line development will either be outsourced to a contract manufacturing organization (CMO), or performed in house. Licensee is currently establishing in-house capabilities for cell-line development. The final decision will be based on pilot experiments performed in-house.

2. Process development (upstream and downstream) will be performed at a reputable CMO. Preferred CMOs by Licensee include Cytovance, Wuxi, and Lonza.

3. Manufacturing in a GMP suite will be performed by the CMO at 1000L scale. The CMO will also be responsible for fill/finish and safety testing (viral clearance, etc.)

4. Non-GLP PK and GLP toxicology studies in a relevant non-human primate model will be outsourced to a contract research organization (CRO). Preferred CROs for toxicology studies include Charles River Labs and MPI Research.

5. Licensee is targeting filing the IND on this agent at the end of Q2, 2026

III. Phase 1 clinical trial: Q2, 2026- Q4, 2028

1. Phase 1 clinical trials will be initiated in Q2, 2026 targeting 3 dose cohorts to establish a recommended Phase 2 dose.

2. The dose escalation phase will be followed by an expansion cohort in patients with GPC3+HCC. This expansion cohort will enable an early read of efficacy based on response rates.

IV. Phase 2 clinical trial: 112,2028- H1, 2031

1.

The current plan is to conduct a randomized, Phase 2 clinical trial of GPC3/CD3 bispecific antibody vs. standard -of- care in GPC3+HCC. Specific details concerning line of therapy and potential drug combinations have yet to be determined. Licensee anticipates this trial to be completed by H1, 2028.

V. Phase 3 clinical trial: 111,2031- 112, 2032

1. Contingent on meeting the primary end point in the Phase 2 study, a Phase 3 registration trial will be conducted in GPC3+HCC. The trial design will be vetted with the US FDA in an end-of-phase 2 meeting. Licensee anticipates this trial being completed by H2, 2031.

VI. Approval and commercialization: 111,2031—112, 2033

1. If the Phase 3 trial meets its primary endpoint, Licensee anticipates taking 12 months to prepare and file the BLA. Licensee is targeting filing the BLA in H1, 2031. 2. Assuming the FDA takes 12 months to review the BLA, Licensee anticipates receiving drug approval in H1, 2032. 3. Assuming approval in H1, 2032, Licensee anticipates First Commercial Sale in H2, 2032. At this point, Licensee is planning to seek a co-development or sublicensing deal with a major pharmaceutical company that has an international presence and an international sales force. Ideally, Licensee will seek such a partnership at an early stage of clinical development (end of Phase 1 or end of Phase 2.) It is therefore likely that Licensee will perform later phase clinical trials, BLA filing and commercialization with a strategic partner.

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Gantt Chart follows below:

5)

Within sixty (60) days of the execution of this Second Amendment, the Licensee shall pay the IC an amendment issue royalty in the sum of twenty-five thousand US Dollars ($25,000.00), and payment options may be found in Attachment 1.

6)

In the event any provision(s) of the Agreement is/are inconsistent with Attachment 1, such provision(s) is/are hereby amended to the extent required to avoid such inconsistency and to give effect to the shipping and payment information in such Attachment 1.

7)	All terms and conditions of the Agreement not herein amended remain binding and in effect.

8)

The terms and conditions of this Second Amendment shall, at the IC’s sole option, be considered by the IC to be withdrawn from the Licensee’s consideration and the terms and conditions of this Second Amendment, and the Second Amendment itself, to be null and void, unless this Second Amendment is executed by the Licensee and a fully executed original is received by the IC within sixty (60) days from the date of the IC’s signature found at the Signature Page.

9)	This Second Amendment is effective upon execution by all parties.

SIGNATURES BEGIN ON NEXT PAGE

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SECOND AMENDMENT TO L-329-2017-0

SIGNATURE PAGE

In Witness Whereof, the parties have executed this Second Amendment on the dates set forth below. Any communication or notice to be given shall be forwarded to the respective addresses listed below.

For the IC:

/s Richard Rodriguez	9-26-23
Richard Rodriguez, M.B.A.	Date
Associate Director
Technology Transfer Branch
National Cancer Institute

National Institutes of Health Address for Agreement notices and reports:

E-mail: LicenseNotices Reports@mail.nih.gov (preferred)

Mail:	License Compliance and Administration

Monitoring & Enforcement

Office of Technology Transfer

National Institutes of Health

6701 Rockledge Drive, Suite 700, MS 7788

Bethesda, Maryland 20892 U.S.A.

(For courier deliveries please check https://www.ott.nih.gov/licensing/license-noticesreports)

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For the Licensee (Upon information and belief, the undersigned expressly certifies or affirms that the contents of any statements of the Licensee made or referred to in this document are truthful and accurate.):

/s/ Ian Chan	Oct 6 2023
Signature of Authorized Official	Date

Ian Chan

President/CEO

I.	Official and Mailing Address for Agreement notices:

Ian Chan, President/CEO

Abpro

65 Cummings Park

Woburn, MA 01801

Phone: (617) 225-0808

Fax: (617) 225-0101

E-mail: ichan@abpro-labs.com

II.	Official and Mailing Address for Financial notices (the Licensee’s contact person for royalty payments):

Ian Chan, President/CEO

Abpro

65 Cummings Park

Woburn, MA 01801

Phone: (617) 225-0808 Fax: (617) 225-0101

E-mail: ichan@abpro-labs.com

Any false or misleading statements made, presented, or submitted to the Government, including any relevant omissions, under this Agreement and during the course of negotiation of this Agreement are subject to all applicable civil and criminal statutes including Federal statutes 31 U.S.C. §§3801-3812 (civil liability) and 18 U.S.C. §1001 (criminal liability including fine(s) or imprisonment).

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